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                                                                  Exhibit 23(a)


             CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Post-Effective Amendment No. 3 to the Registration Statement (Form S-3 No. 33-10634) and related Prospectus of Society Corporation pertaining to the Society Corporation Dividend Reinvestment and Cash Payment Plan, of our report dated January 29, 1993 with respect to the consolidated financial statements of Society Corporation and Subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young
                                            --------------------
                                                ERNST & YOUNG

Cleveland, Ohio
February 15, 1994